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                                                                    EXHIBIT 10.9

                   FINANCIAL ADVISORY AND CONSULTING AGREEMENT

         This agreement ("Agreement") is made and entered into this 1st day of March, 2001 between Metropolitan Health Networks, a Florida corporation (the "Company"), and National Securities Corporation (the "Consultant"). For good and valuable consideration (the sufficiency and receipt of which is hereby acknowledged) the Company and National hereto mutually agree and intend to be legally bound for themselves and their respective heirs, legal representatives, successors and assigns to the terms of this Agreement.

         1. Purpose. The Company hereby retains the Consultant on an non-exclusive basis during the term specified to render consulting advice to the Company relating to financial and similar matters, upon the terms and conditions as set forth herein.

         2. Terms and Consideration. This Agreement shall be effective for a period of three years commencing on the date first written above (the "Engagement Period"). The Company shall pay National $2,000 per month during the Engagement Period. The Company has the right to terminate the Agreement after six months. The Company shall issue to Consultant, upon execution of this Agreement, 100,000 common stock purchase warrants (the "Warrants") exercisable for a period of three (3) years, with an exercise price equal to $1.10. The Company shall issue to Consultant 100,000 common stock purchase warrants exercisable for a period of three (3) years, with an exercise price equal to $1.50 (the "Second Warrants"), 50,000 of the Second Warrants shall vest three months from the date of the Agreement and the other 50,000 of the Second Warrants shall vest six months and one day from the date of the Agreement, however, all 100,000 of the Second Warrants shall vest upon the Consultants introduction to registered representatives of the Consultant located in the Consultant's Boca Raton, New York, and Seattle offices. The Warrants and Second Warrants shall contain customary terms, including, but not limited to, demand and piggyback registration rights.

         3. Duties of Consultant. During the term of this Agreement, the Consultant will provide the Company with such regular and customary consulting advice as is reasonably requested by the Company, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the consulting advisory services contemplated by this Agreement. In performance of these duties, the Consultant shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative manner, and that the Consultant shall not be obligated to spend any specific amount of time doing so. The Consultant's duties may include, but not necessarily be limited to:

         A. Providing sponsorship and exposure in connection with the dissemination of corporate information regarding the Company to the investment community at large.

         B. Assisting in the Company's financial public relations, including discussions between the Company and the financial community.


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         C. Advice regarding the financial structure of the Company and its divisions or subsidiaries or any programs and projects, as such issues relate to the public market for the Company's equity securities.

         D. Rendering advice with respect to any acquisition program of the Company, as such program relates to the public market for the Company's equity securities.

         E. Rendering advice regarding the public market for the Company's securities and the timing and structure of any future public offering or private placement of the Company's equity securities.

         F. Introducing the company to potential retail and institutional investors.

         4. Relationships with others. The Company acknowledges that the Consultant or its affiliates is in the business of providing financial service and consulting advice (of all types contemplated by this Agreement) to others. Nothing contained herein shall be construed to limit or restrict the Consultant in conducting such business with respect to others, or in rendering such advise to others. In connection with the rendering of services hereunder, Consultant has been or will be furnished with confidential information concerning the Company including, but not limited to, financial statements and information, cost and expense data, production data, trade secrets, marketing and customer data, and such other information not generally obtained from public or published information or trade sources. Such information shall be deemed "Confidential Material" and, except as specifically provided herein, shall not be disclosed by Consultant without prior written consent of the Company and shall be used only in compliance with applicable laws, including but not limited to Regulation FD. In the event Consultant is required by applicable law or legal process to disclose any of the Confidential Material, it is agreed that Consultant will deliver to the Company prompt notice of such requirement prior to disclosure of same to permit the Company to seek an appropriate protective order and/or waive compliance of this provision. If, in the absence of a protective order or receipt of written waiver, Consultant is nonetheless, in the written opinion of counsel, compelled to disclose any Confidential Material, Consultant may do so without liability hereunder provided that notice of such prospective disclosure is delivered to the Company prior to actual disclosure. Following the termination of this Agreement, Consultant shall deliver to the Company all Confidential Material.

         5. Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of National or National's material breach of this Agreement, National shall not be liable to the Company or to any officer, director, employee, agent, representative, stockholder or creditor of the Company for any action or omission of National or any of its officers, directors, employees, agents, representatives or stockholders in the course of, or in connection with, rendering or performing any services hereunder. The liability of National pursuant to this Engagement Letter shall be limited to the aggregate fees received by National hereunder, which shall not include any liability for incidental, consequential or punitive damages. The Company agrees to indemnify National in accordance with the provisions of Annex A hereto, which is incorporated by reference and made a part hereof.


         6. Termination. This Engagement Letter may be terminated at any time during the Engagement Period by National upon fifteen (15) days prior written notice to the Company, in the event that National becomes aware of (i) any material adverse change in the business or operations of the Company which National reasonably believes would adversely affect National's ability to render the services contemplated hereunder, (ii) any material misrepresentation by the Company with respect to the business operations, assets,


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or financial condition, results of operations or prospects of the Company, or
(iii) any breach by the Company of its obligations under this Engagement Letter.

         In the event of termination (i) this Engagement Letter shall become void, without liability on the part of National or its affiliates, directors, officers or stockholders, and (ii) National shall be entitled to retain or receive compensation for services it has rendered, including payment for expenses it has incurred up to the date of such termination.

         7. Expenses. The Company, upon receipt of appropriate supporting documentation, shall reimburse the Consultant for any and all reasonable out-of-pocket expenses incurred in connection with services provided to the Company, subject to prior written approval of the Company.

         8. Limitation Upon the Use of Advice and Services.

         (a) No person or entity, other than the Company or any of its subsidiaries or directors or officers of each of the foregoing, shall be entitled to make use of or rely upon the advice of the Consultant to be given hereunder, and the Company shall not transmit such advice to, or encourage or facilitate the use or reliance upon such advice by others without the prior consent of the Consultant.

         (b) The Company hereby acknowledges that the Consultant, for services rendered under this Agreement, makes no commitment whatsoever as to recommend or advise its clients to purchase the securities of the Company. Research reports that may be prepared by the Consultant will, when and if prepared, be based solely on the merits, and independent judgment of analysts of the Consultant.

         (c) The Company hereby acknowledges that the Consultant, for services rendered under this Agreement, makes no commitment whatsoever to make a market in any of the Company's securities on any stock exchange or in any electronic marketplace. Any decision by Consultant to make a market in any of the Company's securities shall be based solely on the independent judgment of Consultant's traders and related supervisory personnel.

         (d) Use of the Consultant's name in annual reports or any other report of the Company or releases by the Company must have the prior approval of the Consultant unless the Company is required by law to include Consultant's name in such annual reports, other report or release of the Company, in which event Consultant will be furnished with copies of such annual reports or other reports or releases using Consultant's name in advance of publication by the Company.

         9. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

         10. Miscellaneous.

         (a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed if to the Company, addressed to it at Metropolitan Health Networks, Inc., 500 Australian Avenue, West Palm Beach, FL 33401, or if to the



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Consultant, addressed to it at National Securities Corporation, 875 N. Michigan
Ave, Suite 1560, Chicago, IL 60611. Such notice or other communication shall be deemed to be given on the date of receipt.

         (b) If the Consultant shall cease to do business, the provisions hereof relating to duties of the Consultant and compensation by the Company as it applies to the Consultant shall thereupon cease to be in effect, except for the Company's obligation of payment for services rendered prior thereto. This Agreement shall survive any merger of, acquisition of, or acquisition by the Consultant and after any such merger or acquisition shall be binding upon the Company and the corporation surviving such merger or acquisition.

         (c) This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the central subject matter hereof.

         (d) This agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

         (e) This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without giving effect to conflicts of laws.

         (f) There is no relationship of partnership, agency, employment, franchise or joint venture between the parties. Neither party has the authority to bind the other or incur any obligation on its behalf.

         (g) This Agreement and the rights hereunder may not be assigned by either party (except by operation of law) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.


                                            Metropolitan Health Networks




                                            By:
                                            Name:
                                            Title



                                            National Securities Corporation



                                            By:
                                            Name:
                                            Title



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                                     ANNEX A

                                 INDEMNIFICATION

         Recognizing that transactions of the type contemplated in this engagement sometimes result in litigation and that National Securities Corporation's ("National") role is advisory, Metropolitan Health Networks, Inc. (the "Company") agrees to indemnify and hold harmless National, its affiliates (including Olympic Cascade Financial Corporation) and their respective officers, directors, employees, agents and controlling persons (collectively, the "Indemnified Parties"), from and against any losses, claims, damages and liabilities, joint or several, related to or arising in any manner out of any transaction, proposal or any other matter (collectively, the "Matters") contemplated by the engagement of National hereunder, and will promptly reimburse the Indemnified Parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim related to or arising in any manner out of any Matter contemplated by the engagement of National hereunder, or any action or proceeding arising therefrom (collectively, "Proceedings"), whether or not such Indemnified Party is a formal party to any such Proceeding. Notwithstanding the foregoing, the Company shall not be liable in respect of any losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of an Indemnified Party. The Company further agrees that it will not, without the prior written consent of National, settle compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification may be sought hereunder (whether or not National or any Indemnified Party is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional release of National and each other Indemnified Party hereunder from all liability arising out of such Proceeding.

         The Company agrees that if any indemnification or reimbursement sought pursuant to this letter were for any reason not to be available to any Indemnified Party or insufficient to hold it harmless as and to the extent contemplated by this letter, then the Company shall contribute to the amount paid or payable by such Indemnified Party in respect of losses, claims, damages and liabilities in such proportion as is appropriate to reflect the relative benefits to the Company and its stockholders on the one hand, and National on the other, in connection with the Matters to which such indemnification or reimbursement relates or, if such allocation is not permitted by applicable law, not only such relative benefits but also the relative faults of such parties as well as any other equitable considerations. It is hereby agreed that the relative benefits to the Company and/or its stockholders and to National with respect to National's engagement shall be deemed to be in the same proportion as
(i) the total value paid or received or to be paid or received by the Company and/or its stockholders pursuant to the Matters (whether or not consummated) for which National is engaged to render services bears to (ii) the fees paid to National in connection with such engagement. In no event shall the Indemnified Parties contribute or otherwise be liable for an amount in excess of the aggregate amount of fees actually received by National pursuant to such engagement (excluding amounts received by National as reimbursement of the expenses).



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         The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with National's engagement hereunder except for losses, claims, damages, liabilities or expenses that a court of competent jurisdiction shall have determined by final judgment resulted solely from the gross negligence or willful misconduct of such Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company shall be in addition to any liability which the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

         The indemnity, reimbursement and contribution provisions set forth herein shall remain operative and in full force and effect regardless of (i) any withdrawal, termination or consummation of or failure to initiate or consummate any Matter referred to herein, (ii) any investigation made by or on behalf of any party hereto or any person controlling (within the meaning of Section 15 of the Securities Act of 1933 as amended, or Section 20 of the Securities Exchange Act of 1934, as amended) any party hereto, (iii) any termination or the completion or expiration of this letter of National's engagement and (iv) whether or not National shall, or shall not be called upon to, render any formal or informal advice in the course of such engagement.




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